Exhibit 4.2

EXECUTION VERSION

ARAMARK SERVICES, INC.,

as Issuer,

ARAMARK,

as Parent Guarantor,

THE OTHER GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

THE BANK OF NEW YORK MELLON,

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of May 31, 2016

5.125% Senior Notes due 2024

This SUPPLEMENTAL INDENTURE, dated as of May 31, 2016 (this “Supplemental Indenture”), is among Aramark Services, Inc., a Delaware corporation (the “Issuer”), Aramark, a Delaware corporation (the “Parent Guarantor”), the Guarantors listed on the signature pages hereto (the “Guarantors” and, collectively with the Issuer and the Parent Guarantor, the “Aramark Parties”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”) under the Indenture referred to below.

WHEREAS, the Issuer, the Parent Guarantor, the Guarantors and the Trustee have executed and delivered an indenture, dated as of December 17, 2015 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), providing for the issuance by the Issuer of an unlimited aggregate principal amount of its 5.125% Senior Notes due 2024 (the “2024 Notes”);

WHEREAS, on December 17, 2015, the Issuer issued $400,000,000 aggregate principal amount of 2024 Notes (the “Initial Notes”) pursuant to the Base Indenture;

WHEREAS, Section 2.01(d) of the Indenture provides that, without notice to or consent of the Holders, the Issuer may, from time to time and in accordance therewith, create and issue Additional Notes ranking pari passu with the Initial Notes (subject to the Issuer’s compliance with Section 4.09 of the Indenture), and such Additional Notes shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes;

WHEREAS, Section 2.01(d) of the Indenture provides for execution and delivery of this Supplemental Indenture to evidence the creation of the Additional Senior Notes without notice to or the consent of any Holder;

WHEREAS, each of the Aramark Parties desires to execute and deliver this Supplemental Indenture for the purpose of issuing $500,000,000 in aggregate principal amount of additional 2024 Notes (the “Additional Senior Notes” and, together with the Initial Notes, the “Notes”);

WHEREAS, the Additional Senior Notes shall constitute Additional Notes pursuant to the Indenture; and

WHEREAS, pursuant to Section 2.01(d) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to establish the terms of the Additional Senior Notes, the Aramark Parties and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Additional Senior Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Reference to and Effect on Indenture. Upon the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context requires otherwise. This Supplemental Indenture shall form a part of the Indenture for all purposes.

(3) Additional Senior Notes. As of the date hereof, the Issuer will issue, and the Trustee is directed to authenticate and deliver, the Additional Senior Notes in the manner contemplated by the Indenture. The Additional Senior Notes shall be consolidated with and form a single class with the Initial Notes and shall have the same terms and conditions in all respects with the Initial Notes, except that the Issue Date of the Additional Senior Notes shall be May 31, 2016 and the Additional Senior Notes shall be subject to the Registration Rights Agreement, dated May 31, 2016, among the Issuer, the Parent Guarantor, the Guarantors and Wells Fargo Securities, LLC, as representative of the several initial purchasers. The Parent Guarantor reaffirms its Parent Guarantee and each of the Guarantors reaffirms its Guarantee, in each case, as set forth in Article 10 of the Indenture with regard to such Additional Senior Notes.

(4) Form of Additional Senior Notes. The Additional Senior Notes shall initially be evidenced by one or more Global Notes, substantially in the form of Exhibit A hereto.

(5) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer, the Parent Guarantor or any Guarantor shall have any liability for any obligations of the Issuer, the Parent Guarantor or the Guarantors under the Notes, the Parent Guarantee, the Guarantees, the Base Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Additional Senior Notes and execution of this Supplemental Indenture.

(6) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(7) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

(8) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(9) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Notes or for or in respect of the statements or recitals contained herein or in the Notes, all of which statements and recitals are made solely by the Aramark Parties, and the Trustee shall not be accountable for the Issuer’s use of the proceeds from the Notes.

(10) Successors. All agreements of the Issuer, the Parent Guarantor and the Guarantors in this Supplemental Indenture shall bind their respective successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(11) Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

[Signature pages follow.]

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ARAMARK SERVICES, INC.

By:	/s/ Christian Dirx
Name: Christian Dirx
Title: Treasurer

ARAMARK

By:	/s/ Christian Dirx
Name: Christian Dirx
Title: Vice President and Treasurer

ARAMARK AVIATION SERVICES LIMITED PARTNERSHIP

By: ARAMARK SMMS LLC, its General Partner

By: ARAMARK SERVICES, INC., its sole member

By:	/s/ Christian Dirx
Name: Christian Dirx
Title: Treasurer

ARAMARK MANAGEMENT SERVICES LIMITED PARTNERSHIP

By: ARAMARK SMMS LLC, its General Partner

By: ARAMARK SERVICES, INC., its sole member

By:	/s/ Christian Dirx
Name: Christian Dirx
Title: Treasurer

EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A HERETO

By:	/s/ Christian Dirx
Name: Christian Dirx
Title: Treasurer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

SCHEDULE A

No.	Guarantor	Jurisdiction

1.	L&N Uniform Supply, LLC	California

2.	Lake Tahoe Cruises, LLC	California

3.	Old Time Coffee Co.	California

4.	Paradise Hornblower, LLC	California

5.	1ST & Fresh, LLC	Delaware

6.	Aramark Asia Management, LLC	Delaware

7.	Aramark Business & Industry, LLC	Delaware

8.	Aramark Business Center, LLC	Delaware

9.	Aramark Business Facilities, LLC	Delaware

10.	Aramark Campus, LLC	Delaware

11.	Aramark Cleanroom Services (Puerto Rico), Inc.	Delaware

12.	Aramark Cleanroom Services, LLC	Delaware

13.	Aramark Confection, LLC	Delaware

14.	Aramark Construction and Energy Services, LLC	Delaware

15.	Aramark Construction Services, Inc.	Delaware

16.	Aramark Correctional Services, LLC	Delaware

17.	Aramark CTS, LLC	Delaware

18.	Aramark Educational Group, LLC	Delaware

19.	Aramark Educational Services, LLC	Delaware

20.	Aramark Entertainment, LLC	Delaware

21.	Aramark Executive Management Services USA, Inc.	Delaware

22.	Aramark Facility Services, LLC	Delaware

23.	Aramark FHC Business Services, LLC	Delaware

24.	Aramark FHC Campus Services, LLC	Delaware

25.	Aramark FHC Correctional Services, LLC	Delaware

26.	Aramark FHC Healthcare Support Services, LLC	Delaware

27.	Aramark FHC Refreshment Services, LLC	Delaware

Sched. A-1

No.	Guarantor	Jurisdiction
28.	Aramark FHC School Support Services, LLC	Delaware

29.	Aramark FHC Services, LLC	Delaware

30.	Aramark FHC Sports and Entertainment Services, LLC	Delaware

31.	Aramark FHC, LLC	Delaware

32.	Aramark Food and Support Services Group, Inc.	Delaware

33.	Aramark Food Service, LLC	Delaware

34.	Aramark FSM, LLC	Delaware

35.	Aramark Healthcare Support Services of the Virgin Islands, Inc.	Delaware

36.	Aramark Healthcare Support Services, LLC	Delaware

37.	Aramark Healthcare Technologies, LLC	Delaware

38.	Aramark Industrial Services, LLC	Delaware

39.	Aramark Japan, Inc.	Delaware

40.	Aramark Management, LLC	Delaware

41.	Aramark Organizational Services, Inc.	Delaware

42.	Aramark Processing, LLC	Delaware

43.	Aramark RAV, LLC	Delaware

44.	Aramark Rail Services, LLC	Delaware

45.	Aramark RBI, Inc.	Delaware

46.	Aramark Refreshment Group, Inc.	Delaware

47.	Aramark Refreshment Services of Tampa, LLC	Delaware

48.	Aramark Refreshment Services, LLC	Delaware

49.	Aramark Schools Facilities, LLC	Delaware

50.	Aramark Schools, LLC	Delaware

51.	Aramark SCM, Inc.	Delaware

52.	Aramark Senior Living Services, LLC	Delaware

53.	Aramark Senior Notes Company	Delaware

54.	Aramark Services of Puerto Rico, Inc.	Delaware

55.	Aramark SM Management Services, Inc.	Delaware

Sched. A-2

No.	Guarantor	Jurisdiction
56.	Aramark SMMS LLC	Delaware

57.	Aramark SMMS Real Estate LLC	Delaware

58.	Aramark Sports and Entertainment Group, LLC	Delaware

59.	Aramark Sports and Entertainment Services, LLC	Delaware

60.	Aramark Sports Facilities, LLC	Delaware

61.	Aramark Sports, LLC	Delaware

62.	Aramark Togwotee, LLC	Delaware

63.	Aramark U.S. Offshore Services, LLC	Delaware

64.	Aramark Uniform & Career Apparel Group, Inc.	Delaware

65.	Aramark Uniform & Career Apparel, LLC	Delaware

66.	Aramark Uniform Manufacturing Company	Delaware

67.	Aramark Uniform Services (Baltimore) LLC	Delaware

68.	Aramark Uniform Services (Carmelo) LLC	Delaware

69.	Aramark Uniform Services (Matchpoint) LLC	Delaware

70.	Aramark Uniform Services (Midwest) LLC	Delaware

71.	Aramark Uniform Services (Rochester) LLC	Delaware

72.	Aramark Uniform Services (Santa Ana) LLC	Delaware

73.	Aramark Uniform Services (Syracuse) LLC	Delaware

74.	Aramark Uniform Services (Texas) LLC	Delaware

75.	Aramark Uniform Services (West Adams) LLC	Delaware

76.	Aramark Venue Services, Inc.	Delaware

77.	Aramark WTC, LLC	Delaware

78.	Aramark/HMS, LLC	Delaware

79.	COHR Holdings, Inc.	Delaware

80.	COHR Inc.	Delaware

81.	D. G. Maren II, Inc.	Delaware

82.	Delsac VIII, Inc.	Delaware

Sched. A-3

No.	Guarantor	Jurisdiction
83.	Filterfresh Coffee Service, LLC	Delaware

84.	Filterfresh Franchise Group, LLC	Delaware

85.	Fine Host Holdings, LLC	Delaware

86.	Harrison Conference Associates, LLC	Delaware

87.	Harry M. Stevens, LLC	Delaware

88.	Landy Textile Rental Services, LLC	Delaware

89.	Lifeworks Restaurant Group, LLC	Delaware

90.	MPBP Holdings, Inc.	Delaware

91.	New Aramark LLC	Delaware

92.	ReMedPar, Inc.	Delaware

93.	American Snack & Beverage, LLC	Florida

94.	Aramark Distribution Services, Inc.	Illinois

95.	Aramark FHC Kansas, Inc.	Kansas

96.	Aramark Services of Kansas, Inc.	Kansas

97.	Restaura, Inc.	Michigan

98.	Travel Systems, LLC	Nevada

99.	Harry M. Stevens Inc. of New Jersey	New Jersey

100.	Aramark Technical Services North Carolina, Inc.	North Carolina

101.	Harrison Conference Services of North Carolina, LLC	North Carolina

102.	Aramark American Food Services, LLC	Ohio

103.	Aramark Consumer Discount Company	Pennsylvania

104.	Harry M. Stevens Inc. of Penn	Pennsylvania

105.	MyAssistant, Inc.	Pennsylvania

106.	Aramark Business Dining Services of Texas, LLC	Texas

107.	Aramark Educational Services of Texas, LLC	Texas

108.	Aramark Food Service of Texas, LLC	Texas

109.	Aramark Sports and Entertainment Services of Texas, LLC	Texas

110.	Brand Coffee Service, Inc.	Texas

Sched. A-4

No.	Guarantor	Jurisdiction

111.	Aramark Educational Services of Vermont, Inc.	Vermont

112.	Overall Laundry Services, Inc.	Washington

113.	Aramark Capital Asset Services, LLC	Wisconsin

Sched. A-5

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

Ex. A-1

CUSIP [                    ]

ISIN [                    ]1

[RULE 144A][REGULATION S] GLOBAL NOTE

representing up to

$

5.125% Senior Notes due 2024

No.	[$ ]

ARAMARK SERVICES, INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                         United States Dollars] on January 15, 2024.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

[1]	Rule 144A Note CUSIP: 038522 AL2

Rule 144A Note ISIN: US038522AL20

Regulation S Note CUSIP: U0389L AB7

Regulation S Note ISIN: USU0389LAB72

Ex. A-2

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

ARAMARK SERVICES, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

Ex. A-3

[Back of Note]

5.125% Senior Notes due 2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Aramark Services, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this 5.125% Senior Note due 2024 (a “Note”) at 5.125% per annum from the most recent date to which interest has been paid or if no interest has been paid, from December 17, 2015 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below.

The Issuer will pay interest and Additional Interest, if any, semi-annually January 15 and July 15 of each year or if any such date is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from December 17, 2015; provided that the first Interest Payment Date shall be July 15, 2016.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace period) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Ex. A-4

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of December 17, 2015 among the Issuer, Aramark, the other guarantors named therein and the Trustee, as supplemented by the Supplemental Indenture, dated as of May 31, 2016, among the Issuer, Aramark, the other guarantors named therein and the Trustee (as further amended, supplemented or otherwise modified prior to the date hereof, the “Indenture”) . This Note is one of a duly authorized issue of notes of the Issuer designated as its 5.125% Senior Notes due 2024. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 and 4.09 of the Indenture. The Notes issued under the Indenture shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) Except as described below under clauses 5(b) and 5(c) hereof, the Notes will not be redeemable at the Issuer’s option before January 15, 2019.

(b) At any time prior to January 15, 2019, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to but not including the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) Prior to January 15, 2019, the Issuer may, at its option, redeem up to 40% of the sum of the aggregate principal amount of all Notes issued under the Indenture at a redemption price equal to 105.125% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, to but not including the applicable Redemption Date, subject to the right of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings of the Issuer or any direct or indirect parent of the Issuer to the extent such net proceeds are contributed to the Issuer; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes that are Notes issued under the Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof.

Ex. A-5

(d) On or after January 15, 2019, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on January 15 of each of the years indicated below:

Year	Percentage
2019	103.844%
2020	102.563%
2021	101.281%
2022 and thereafter	100.000%

(e) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be delivered electronically or mailed by first-class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $2,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

Any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a Change of Control, an Equity Offering, or other offering, or other corporate transaction or event.

8. OFFERS TO REPURCHASE.

(a) Upon the occurrence of a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, to the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

Ex. A-6

(b) Upon the occurrence of Asset Sales, the Issuer may be obligated to make offers to purchase Notes and redeem Senior Indebtedness of the Issuer with a portion of the Net Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

9. DENOMINATIONS, TRANSFER. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

Ex. A-7

13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of May 31, 2016, among Aramark Services, Inc., Aramark, the other guarantors named therein and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest (as defined in the Registration Rights Agreement).

15. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuer at the following address:

c/o Aramark

1101 Market Street

Philadelphia, Pennsylvania 19107

Fax No.: (215) 413-8808

Attention: General Counsel

Ex. A-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Ex. A-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[    ] Section 4.10            [    ] Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Ex. A-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

Ex. A-11